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                           EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into on the 1st day of September, 1994, by and between D. BRUCE McINDOE, residing at 2101 Viewpoint Court,
Brookeville, MD 20833 (herein called the "Employee"), COMMUNICATIONS & SYSTEM SPECIALISTS, INC. (herein called "CSSi") with a principal place of business at 10260 Old Columbia Road, Columbia, Maryland 21046, and NICHOLS RESEARCH CORPORATION, with a principal place of business located at 4040 Memorial Parkway South, Huntsville, Alabama 35802 (herein called "NRC").


                           W I T N E S S E T H:

     WHEREAS,  NRC,  as  purchaser,  and Employee , George H. Mahler IV and
Allegheny College, as sellers, entered into and consummated a Stock Purchase Agreement dated as of September 1, 1994 (the "Purchase Agreement") whereby NRC acquired all of the stock of CSSi (and CSSi became a wholly owned subsidiary of NRC), and the Employee's continued employment with CSSi was a material inducement to NRC to enter into the Purchase Agreement;

     WHEREAS, CSSi and NRC desire to obtain the services of the Employee as President of CSSi and the Employee is willing to render such services to CSSi upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


1.   DUTIES AND SALARY.

     (a) CSSi agrees to employ the Employee and the Employee agrees to accept employment by CSSi on a full-time basis as President of CSSi at an annual initial base salary of $120,000 payable during the Term of Employment, as hereinafter defined. ("CSSi" as used herein refers to CSSi as a wholly owned subsidiary of NRC, any successor entity, and NRC itself in the event CSSi or its assets and/or operations are merged into NRC.) Such initial salary shall be payable in equal installments during each month or such other pay periods established from time to time by the Board of Directors of CSSi (the "Board") or the Board of Directors of NRC (the "NRC Board"), pursuant to their standard employment practices. The Employee's duties shall include the following:

           (i) to promote the growth of and manage the business and day to day operations of CSSi;

          (ii) to perform the duties normally associated with the Office of President or such other office to which Employee may be nominated and appointed by the Board, subject to control and direction of the Board or the NRC Board;

         (iii) to train and supervise CSSi's employees and to perform or cause to be performed quality control for projects and contracts performed by CSSi;

          (iv) to manage and/or actually assist in the bidding and performance of major or material projects and contracts undertaken by CSSi and/or NRC;
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           (v) to direct and supervise the sale and marketing of CSSi's contracts, services and products and, if requested, the contracts, services and products of NRC;

          (vi) to assist NRC in developing business with CSSi customers utilizing NRC products and services;

         (vii) to assist NRC in developing business with NRC customers utilizing CSSi products and services; and

        (viii) to perform such other and/or different duties as may be determined or delegated by the Board or the NRC Board, consistent with the duties of the President.

     (b) CSSi agrees to employ the Employee for the Term of Employment, except as hereinafter provided. The Employee hereby agrees to undertake such travel as may be required in the performance of his duties. The reasonable travel expenses of the Employee shall be reimbursed in accordance with CSSi's reimbursement policy, in effect from time to time.

     (c) The Employee shall carry out his duties under the general supervision of the Board or its designee and/or the NRC Board or its designee.

     (d) The Employee shall perform such other tasks and duties as may be assigned by CSSi, from time to time and CSSi and/or NRC reserve the right to change the office and/or position of the Employee within CSSi, so long as such change is mutually acceptable. If such change in office and/or position is not acceptable to Employee, Employee and CSSi shall make a good faith effort to resolve their dispute in a mutually acceptable manner. If the parties are unable to reach such a resolution, Employee may appeal first to the Chief Executive Officer of NRC, and if that appeal also fails to resolve the parties' differences, Employee may appeal to the NRC Board. No change in Employee's office and/or position shall be made until such appeals have been taken or until such change is mutually agreeable to the parties. At all times, the Employee shall follow all of the instructions and directions of CSSi and of the Board, which are consistent with this Agreement, and shall abide by all of CSSi's rules and procedures in force from time to time. The Employee shall devote his full time, attention, skill and efforts to the tasks and duties assigned by CSSi. Without the prior written consent of CSSi and NRC, the Employee shall not provide services, for compensation, to any other person or business entity while employed by CSSi.

     (e) NRC agrees that the position of president of CSSi shall be of equal status to a group vice-president of NRC. NRC shall elect Employee to serve as a member of the CSSi Board for so long as Employee is employed by CSSi, its successors in interest, or NRC. In the event that CSSi is merged into NRC so that CSSI ceases to exist as a distinct entity, NRC agrees to appoint and elect Employee to positions with NRC that are of equal status as those positions which Employee previously held within CSSi.

     (f) The Employee shall not be required to relocate beyond 30 miles from Columbia, Maryland, without his consent.

2. TERM OF EMPLOYMENT. This Agreement shall commence as of the date hereof and shall end August 31, 1999 (the "Term of Employment"), unless terminated earlier as provided herein. Upon expiration of the initial Term of Employment unless earlier terminated as provided herein, the Term of
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Employment shall continue automatically month-to-month until terminated by either party with at least thirty (30) days' prior written notice with or without cause.


3. TERMINATION BEFORE EXPIRATION OF TERM OF EMPLOYMENT. The termination of the employment of the Employee during the Term of Employment may occur in one of the following ways:

     (a) BY CSSI AND/OR NRC, FOR CAUSE. Termination by CSSi and/or NRC shall be deemed to be for cause only upon:

          (i) Employee's conviction of or pleading guilty to fraud, misappropriation, embezzlement or any felony;

         (ii) A good faith determination by the Board or the NRC Board that the Employee has breached either this Agreement, the Purchase Agreement or the Non-Competition Agreement;

       (iii) Refusal by the Employee, without reasonable excuse or proper authorization, to carry out any reasonable instruction of the Board or the NRC Board consistent with Employee's rights or duties as set forth in this Agreement;

        (iv) Breach of any material duty or obligation owed to CSSi or NRC, including without limitation breach of fiduciary duty or the duty of loyalty;

         (v) Final revocation, after exhaustion of all available appeals, of Employee's security clearance based upon an act or omission by the Employee; or

        (vi) The Employee's demonstration of gross negligence or willful misconduct in the execution of his duties.

In all cases in which CSSi or NRC intends to terminate for cause, CSSi and NRC shall provide notice to Employee of intent to terminate this Agreement, stating the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provisions so indicated, and shall provide Employee with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, the Employee shall not be deemed in default if the Employee commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of the notice. CSSi and NRC shall not be required to give more than one notice with respect to the same matter. Notwithstanding the foregoing, no notice and no cure right shall be required with respect to termination for cause under 3(a)(i), 3(a)(v) or an act involving theft of information or property of CSSi or NRC.

     (b) BY CSSI AND/OR NRC, WITHOUT CAUSE. Any termination of Employee by CSSi and/or NRC for reasons other than as set forth in subsections 3(a)(i) through 3(a)(vi), above, shall be a termination without cause. CSSi or NRC may terminate the employment of Employee without cause by ninety (90) days' prior written notice at any time. During such ninety
(90) day period, the parties may attempt to resolve the reasons, if any, which motivated NRC or CSSi to terminate without cause, but the failure of
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any such attempt shall not affect the right of NRC or CSSi to terminate without cause.

     (c) BY THE EMPLOYEE. The Employee may by written notice terminate his employment at any time during the Term of Employment:

          (i) For any reason, including retirement pursuant to the provisions of CSSi's or NRC's retirement plan, other than for Good Reason (as defined below).

        (ii) For "Good Reason," defined as termination because of a material breach by CSSi or NRC of this Agreement or the Purchase Agreement, including without limitation making a material change in the Employee's duties, responsibilities or authority as set forth in this Agreement, without his express written consent. In all cases in which Employee intends to terminate for Good Reason, the Employee shall provide CSSi and NRC with notice of intent to terminate this Agreement, stating the facts and circumstances giving rise to a breach of this Agreement or the Purchase Agreement claimed to provide a basis for termination under the provisions so indicated, and shall provide CSSi and NRC with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, CSSi and NRC shall not be deemed in default if they commence immediately to cure the matter and proceed diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of the notice. Employee shall not be required to give more than one such notice with respect to the same matter.

       (iii) For a "Change in Control," defined as the merger or a consolidation of CSSi, other than a merger of another corporation into CSSi in which CSSi is the surviving corporation, the liquidation of CSSi, or NRC shall cease to own at least a majority of the shares of stock of CSSi, or the sale or other disposition of a substantial part of the business of CSSi and its subsidiaries, which would cause the Employee's position with CSSi to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Section 1(a), or results in the nonperformance or impossibility of performance of any other obligation of CSSi or NRC to Employee under this Agreement, including without limitation obligations under Section 5.

     (d)  DEATH OF THE EMPLOYEE.

     (e) DISABILITY OF EMPLOYEE. For this purpose, disability shall be defined in accordance with Section 4(e)(ii).

4. CONSEQUENCES OF TERMINATION. The termination of the employment of Employee will cause the following results:

     (a) If the termination is by CSSi and/or NRC for cause, or is by the Employee for any reason other than for Good Reason or Change in Control, CSSi will pay the Employee within five (5) days after the date of termination any unpaid salary, incentive compensation under Section 5, the amount of any accrued annual vacation pay to which he may be entitled under CSSi's vacation plan, and benefits. All such compensation and benefits (if any) shall be paid only through the date termination occurs.

     (b) If the termination is by CSSi and/or NRC without cause, CSSi and/or NRC shall pay to the Employee (i) in monthly installments over a
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six-month period immediately following the termination, an amount as liquidated damages equal to one hundred percent (100%) of the Employee's annual base salary then in effect and (ii) all incentive compensation (if any) based upon "Gross Profits" of CSSi through the initial Term of Employment, as determined and paid in the manner prescribed in Section 5(b).

     (c) If the termination is by the Employee for Good Reason, CSSi shall pay to the Employee (i) in monthly installments over a six-month period immediately following the termination, an amount as liquidated damages equal to fifty percent (50%) of the Employee's annual base salary then in effect and (ii) all incentive compensation (if any) based upon "Gross Profits" of CSSi through the initial Term of Employment, as determined and paid in the manner prescribed in Section 5(b).

     (d) If the termination is by Employee for Change in Control, CSSi shall pay to the Employee (i) in monthly installments over a six-month period immediately following the termination, an amount as liquidated damages equal to one hundred percent (100%) of the Employee's annual base salary then in effect and (ii) all incentive compensation (if any) based upon "Gross Profits" of CSSi through the initial Term of Employment, as determined and paid in the manner prescribed in Section 5(b).

     (e) In the event of the Employee's death or disability, the following provisions will apply:

          (i) The Employee's employment shall be terminated upon his death, and the Employee's estate will be entitled to receive the amount set forth in Section 5(b) and the benefits set forth in any plans of CSSi then in effect and applicable under the circumstances. The Employee or his estate shall be entitled to no other compensation or benefits in the event of death.

         (ii) If, during the Period of Employment, a physician selected jointly by Employee and CSSi (neither of which may unreasonably withhold or delay such selection) determines that the Employee has become physically or mentally disabled so as to be unable to carry out the normal and usual duties of his employment for three (3) continuous months, and reasonable accommodation cannot be made to allow the Employee to continue to perform his duties full-time, his employment hereunder may be terminated at the election of CSSi. During the period of the Employee's disability, the Employee shall continue to earn all compensation and other benefits as if he were not disabled, and following termination Employee will be entitled to receive the amount set forth in Section 5(b) and the benefits set forth in any plans of CSSi then in effect and applicable under the circumstances. The Employee or his personal representative shall be entitled to no other compensation or benefits in the event of disability.

     (f) The Employee shall not be required to mitigate the amount of payment provided for in this Section 4 by seeking employment or otherwise.


5.   INCENTIVE COMPENSATION AND FRINGE BENEFITS.

     (a) The Employee shall participate in any group health insurance, vacation and sick leave plans, and other benefit plans available to all employees of CSSi in accordance with their terms and conditions.
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     (b)  In addition to bonuses which the Employee may receive, the
Employee shall be paid an incentive bonus equal to a percentage of the "Gross Profits" of CSSi earned and received during the period beginning on the date hereof and ending August 31, 1999, in accordance with the following provisions. No incentive bonus shall be paid under this Section 5(b) unless a minimum of $400,001 of Gross Profits is earned during each fiscal year. The percentage of Gross Profits payable to the Employee as provided in this paragraph shall be as follows:

     GROSS PROFITS            INCENTIVE BONUS

     0 - $400,000                  -0-
     $400,001-$500,000        30% of Gross Profits
     $500,001-$600,000        40% of Gross Profits
     $600,001 and above       50% of Gross Profits

As used in this Section 5(b), the term "Gross Profits" shall be defined in the same manner as that term is defined under generally accepted accounting principles and under cost accounting standards promulgated as of the date of this Agreement by the Cost Accounting Standards Board which, in general, defines Gross Profits as profits from contracts less unallowable expenses and applicable over-runs. For indirect cost rates not directly controlled by CSSi, that is, general and administrative and material handling costs, annual provisional budget rates will be used in the determination of Gross Profits. No business unit external to CSSi's current organizational structure will be assigned to CSSi, and no contract used to determine Gross Profits will be entered into by CSSi, without the mutual consent of the parties. The parties shall make a good faith effort to reach such mutual consent, and neither party shall unreasonably withhold their consent when such assignment or contract would be in the best interests of CSSi. Calculation of Gross Profits shall be made based on the Gross Profits received by CSSi during the fiscal years and partial fiscal years of CSSi beginning on the date hereof and ending August 31, 1999. For partial fiscal years within the period, the amount of Gross Profits threshold shall be prorated. For example, if this Agreement is effective July 1, 1994, and Gross Profits for July and August 1994 are $85,000, then on an annualized basis Gross Profits would be $510,000. Therefore, the incentive compensation for such short period would be $34,000 (($510,000 x 40%)/12*2). Payments, if any, required under this Section shall be made to the Employee within ninety (90) days after the end of each fiscal year of CSSi, beginning with ninety days after August 31, 1994, and ending August 31, 1999, or later as may be required by subsections 5(b)(i) through 5(b)(v), below.

The Gross Profits described in this Section 5(b) shall be based only on the Gross Profits of CSSi. NRC or another entity controlled by or succeeding NRC shall not merge CSSi into NRC or into such other entity, and shall not otherwise operate CSSi otherwise than as a wholly owned subsidiary of NRC or its successor without Employee's consent. If Employee consents to such merger or other operation, then separate books and accounts shall be maintained regarding what were previously CSSi's operations, products, services and functions. Similarly, in the event NRC chooses to remove from CSSi's control any of the current or future operations, products, services or functions of CSSi, then similarly separate books and accounts shall be maintained with respect to such reassigned operations, products, services or functions for the purposes of computing CSSi's Gross Profits and determining the Employee's incentive compensation hereunder.
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          (i)  NRC's Chief Financial Officer ("CFO") shall prepare and deliver to Employee a proposed Gross Profits statement for each fiscal year, within forty-five (45) days of the end of such fiscal year, setting forth in reasonable detail the basis for the calculation, Employee and his accountants shall have the right to consult with the appropriate personnel of NRC, CSSi and their agents and shall have the right to examine on a concurrent basis any and all work papers, schedules and other documents prepared by CSSi, NRC or their accountants in connection with the proposed Gross Profits.

         (ii) Employee may dispute the proposed Gross Profits statement by notifying CSSi in writing setting forth in reasonable detail, to the extent possible, the amount(s) in dispute and the basis for such dispute, within thirty (30) days of Employee's receipt of the proposed statement. In the event of such a dispute, the CFO and Employee's accountants shall attempt in good faith to resolve such dispute, and any resolution by them as to any disputed amount(s) shall be final, binding and conclusive on Employee, CSSi, and NRC.

        (iii) If Employee's accountants and the CFO do not resolve any such dispute within fifteen (15) days of the date of receipt by CSSi and NRC of Employee' written notice of dispute, the CFO and Employee's accounts shall, within five (5) additional days, submit any such unresolved dispute to an independent accounting firm of national reputation appointed jointly by Employee and CSSi (neither of which may unreasonably withheld or delay such appointment) (the "Independent Accounting Firm"), which firm shall, within forty (40) days of each submission, resolve each such item remaining in dispute within the range of amounts proposed by Employee and NRC, and such resolution shall be binding and conclusive on Employee, CSSi, and NRC. The fees and disbursements of the Independent Accounting Firm shall be borne by CSSi and Employee in the proportion that the aggregate amount of disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by each party (as finally determined by the Independent Accounting Firm) bears to the aggregate amount of such disputed items submitted.

         (iv) The proposed Gross Profits, adjusted for the resolution of any and all disputes pursuant to subsections (b)(ii) and (b)(iii) above, will be deemed to be the final Gross Profits for the period covered by the statement upon the later of (i) the lapse of the 30-day period referred to in subsection (b)(ii) above; (2) to the extent any amount is still in dispute, the lapse of the 15-day period referred to in subsection (b)(iii); or (3) such later date upon which all disputes submitted to the Independent Accounting Firm pursuant to subsection (b)(iii) have been resolved.

          (v) CSSi shall pay to the Employee the amount of incentive bonus, if any, on any portion of the proposed Gross Profits as shown on the statement furnished Employee under Section 5(b)(i) with the delivery of such statement.

     (c) If the Term of Employment continues beyond August 31, 1999, the Employee shall no longer be entitled to receive the incentive compensation provided in Section 5(b) and any other incentive compensation, bonuses or other incentive plans available to the Employee shall be in the sole discretion of CSSi and/or NRC.

     (d) CSSi shall increase the annual base salary of the Employee in a manner consistent with raises given executive employees of NRC.
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     (e)  Employee shall be entitled to benefit in the incentive bonus plan, if any, currently maintained by NRC and described in Section 2.9 of the NRC policy manual on a basis consistent with the manner in which group vice presidents of NRC benefit under such plan.

     (f) In addition to the incentive compensation set forth in Section 5(b) above, an annual bonus of $25,000 will be paid Employee if and when during any fiscal year of NRC the Employee is materially responsible for obtaining contracts or business for NRC which results in the added employment at the NRC Astech Division facility in Salt Lake City, Utah, of fifteen (15) or more full-time employees during such fiscal year dedicated to the performance of Astech or NRC contracts. Such bonus shall be paid during each year such staffing level at the Astech facility remains at 15 or more additional employees due to the efforts of Employee. The bonus shall be prorated for any year during which such added employment falls below fifteen (15) full-time employees. The NRC Astech Division presently employs 16 persons.

     (g) The Employee shall receive or be eligible to receive the following incentive stock option grants:

          (i) An option to purchase 20,000 shares of NRC common stock at fair market value at date of grant on September 1, 1994, provided Employee is employed by CSSi on such date; and

        (ii) An option to purchase 10,000 shares of NRC common stock at fair market value at date of grant on the earlier of August 31, 1995, or August 31, 1996, if CSSi's Gross Profit exceeds $400,000 as of the year ending on August 31, 1995, or August 31, 1996, provided Employee is employed by CSSi on such date(s).

     The incentive stock options are subject to the terms and conditions contained in the option plans and grants, including vesting, exercise and nontransferability as the same may be amended from time to time.

     (h) In the event that CSSi and/or NRC is audited by the Internal Revenue Service as a result of the NRC/CSSi transaction, CSSi and/or NRC shall provide written notice to the Employee stating that the audit is taking place, and specifying, to the extent of CSSi and/or NRC's knowledge, the particular purposes and focus of the audit. Upon completion of the audit, CSSi and/or NRC shall provide written notice to the Employee stating in reasonable detail the conclusions of the audit.

6.   NON-DISCLOSURE COVENANTS AND PROPRIETARY MATTERS.

     (a) Unless authorized or instructed in writing by CSSi, the Employee shall not, except as required in the conduct of CSSi's business, during or at any time after the Term of Employment, disclose to others, or use, any of NRC's or CSSi's inventions or discoveries or their respective secret or confidential information, knowledge or data (oral, written, or in machine readable form) which the Employee may obtain during the course of or in connection with the Employee's employment, including such inventions, discoveries, information, knowledge, know-how or data relating to machines, equipment, products, systems, software, contracts, contract performance, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Employee, by others in NRC or CSSi or obtained by NRC or CSSi from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge or data have been identified by NRC or
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CSSi as secret or confidential, unless and until, and then to the extent and only to the extent that, such inventions, discoveries, information, knowledge or data become available to the public otherwise than by the Employee's act or omission.

     (b) During the Term of Employment and for a period eighteen (18) months thereafter, the Employee shall not, except as required in the conduct of CSSi's business, disclose to others, or use, any of the information (which, if disclosed or used, could be harmful to NRC or CSSi) relating to present and prospective customers of NRC or CSSi, business dealings with such customers, prospective sales and advertising programs and agreements with representatives or prospective representatives of NRC or CSSi, present or prospective sources of supply or any other business arrangements of NRC or CSSi, including but not limited to customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Employee, by others in NRC or CSSi or obtained by NRC or CSSi from third parties, and irrespective of whether or not such information has been identified by NRC or CSSi as secret or confidential, unless and until, and then to the extent and only to the extent that, such information becomes available to the public otherwise than by the Employee's act or omission.

     (c) The Employee agrees to disclose immediately to CSSi or NRC or any persons designated by them and to assign to NRC or CSSi or their successors or assigns, all inventions made, discovered, or first reduced to practice by the Employee, solely or jointly with others, during the Term of Employment or within a period of six months from the date of termination of such employment (either during or outside of the Employee's working hours and either on or off CSSi's or NRC's premises), which inventions are made, discovered or conceived either in the course of such employment, or with the use of NRC's or CSSi's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by
CSSi or NRC; and the Employee hereby grants and agrees to grant the right to CSSi or NRC and their nominees to obtain, for theirs own benefit and in their own name (entirely at their expense) patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, etc., and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Employee shall assist CSSi and/or NRC, at CSSi's expense, without further charge during the term of the Employee's employment, and after termination of the Employee's employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits and based upon a forty hour work week) as during the last year of the Employee's employment (determined on an hourly basis for this purpose), through counsel designated by CSSi or NRC, to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United
States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid inventions as may reasonably be deemed necessary by CSSi or NRC or their nominees to effectuate the vesting or perfecting in CSSi or NRC or their nominees of all right, title and interest in and to said inventions, applications and patents. Notwithstanding the foregoing, the Employee need not take any action called for under this Section 6(d) which will cause undue personal hardship to the Employee.
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     (d)  The Employee agrees to disclose immediately to CSSi and/or NRC or any persons designated by them and to assign to NRC or CSSi, at their option, or their successors or assigns, all works of authorship, including all writings, computer programs, software, and firmware, written or created by the Employee solely or jointly with others, during the course of his employment by CSSi or NRC (either during or outside of the Employee's working hours and either on or off CSSi's or NRC's premises), which works are made or conceived either in the course of such employment, or with the use of NRC's or CSSi's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by CSSi or NRC; and the Employee hereby agrees that all such works are works made for hire, of which CSSi and/or NRC, as applicable, are the authors and the beneficiaries of all rights and protections afforded by the law of copyright in any and all countries; and the Employee will assist NRC and/or CSSi at CSSi's expense without further charges during the term of his employment, and after termination of his employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits) as during the last year of his employment (determined on an hourly basis for this purpose assuming a forty hour work week), through counsel designated by CSSi or NRC, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid works, as may be deemed necessary by CSSi or NRC or by their nominees to effectuate the vesting or perfecting in CSSi or NRC or their nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

     (e) The Employee shall keep complete, accurate and authentic accounts, notes, data and records of all inventions made, discovered or developed and all works of authorship written or created by the Employee as aforesaid in the manner and form requested by CSSi or NRC.

     (f) All computer or other hardware, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and other writings, whether copyrightable or not, relating to or dealing with CSSi's or NRC's business and plans, and those of others entrusted to CSSi or NRC, which are prepared or created by the Employee or which may come into his possession during or as a result of him employment, are the property of CSSi or NRC, as applicable, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and writings and all copies thereof to CSSi or NRC.


7.   NON-SOLICITATION AND NON-COMPETITION.

     Simultaneously with the execution of this Agreement, the Employee shall enter into the Non-Competition Agreement with CSSi and NRC attached as Exhibit "G-1" to the Purchase Agreement.


8.   SURVIVAL OF COVENANTS, EFFECT.

     (a) The covenants on the part of the Employee contained or referred to in Sections 6 and 7 above shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against CSSi or NRC, whether predicated on this Agreement or otherwise. The Employee agrees that a remedy at law for any breach of the foregoing covenants contained or referred to in Sections 6 and 7 would be inadequate, that CSSi and NRC would suffer irreparable harm as a result and that NRC and/or CSSi shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to NRC or CSSi.

     (b) The Employee hereby represents and acknowledges, and NRC and CSSi are relying on such representation and acknowledgment in entering into this Agreement, that the terms and conditions of the above covenants are fair and reasonable.

     (c)  It is the desire and intent of the parties that the provisions of
Section 6 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision of Section 6 shall be adjudicated to be invalid or unenforceable, such provision(s) of Section 6 shall be deemed amended to provide restrictions to the fullest extent permissible and consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such deemed amendment is not allowed by the adjudicating body, the offending provision, only, shall be deleted and the remainder of
Section 6 shall not be effected.


9.   ASSIGNMENT.

     The rights and obligations of CSSi under this Agreement may be assigned by CSSi to NRC or to any other successors in interest of CSSi and/or NRC or of that part of the business of CSSi or NRC to which this Agreement applies or to their respective affiliates. This Agreement may not be assigned and any duties of the Employee may not be delegated by the Employee, but any amounts owing to the Employee upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.


10.  NOTICES.

     All notices or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing, addressed to its/his residence or place of business as set forth above, and shall be mailed by first-class certified mail, return receipt requested, postage prepaid, next-day air delivery, or transmitted by telegram, telex or hand delivery. Such notice or other communication shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or with respect to a telex or telecopy, the answerback, being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Each party may designate by notice in writing an address to which any notice or communication may thereafter be so given, served or sent. Any notice or other communication sent by Employee to CSSi shall also be sent, at the same time, to NRC. Notices hand delivered to CSSi or NRC must be delivered to an officer of CSSi and NRC and all other notices shall be sent to the attention of the Board, in the case of CSSi, or to the President, in the case of NRC.


11.  Applicable Law Jurisdiction.

      This Agreement has been negotiated and executed in the State of Maryland, and it shall be governed by, construed and enforced in accordance with the internal substantive laws and not the choice of law rules of the State of Maryland. Any judicial proceedings brought against either party with respect to this Agreement shall and must be brought in any court of competent jurisdiction in Maryland, or in the United States District Court for the District of Maryland and each party accepts generally and unconditionally the exclusive jurisdiction of such courts and waives any objections as to the venue for such proceedings. If this provision is declared invalid, the parties nevertheless agree that such Courts have personal and subject matter jurisdiction and that such Courts are an appropriate and convenient forum.


12.   Set-Off.

      Subject to this Section 12, NRC and CSSi shall have the right, for a period ending August 31, 1999, to set-off and deduct from any sums required to be paid to Employee hereunder as a result of a claim for indemnification or damages against Employee by NRC or CSSi or indemnification or damages against Employee by NRC or CSSi under the Purchase Agreement, this Agreement or the Non-Competition Agreement. CSSi and/or NRC shall provide Employee with written notice of any and all such claims within a reasonable time after CSSi and/or NRC learn of the existence of such claims. The Employee shall have the right to "cure" or commence proceedings to resolve such claims, and CSSi and NRC may not take a set-off under this Agreement until the validity and/or amount of such claims are finally determined. In addition, CSSi and NRC shall be obligated to pursue any and all third parties who may be liable for such claims, and CSSi and NRC may not take a set-off under this Agreement until all such third party liability is finally determined.


13.  Effectiveness/Interpretation.

      The parties acknowledge and agree that this Agreement has been negotiated at arm's length between parties equally sophisticated and knowledgeable in the matters dealt with herein. Each party has been represented by counsel of its or his own choosing. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in the Agreement against the party that drafted it is not applicable and is waived.


14.   Third Party Beneficiary.

      NRC is intended to be a third party beneficiary to this entire Agreement and shall guarantee the performance of CSSi hereunder.


15.   Severability.

      If any of the articles, sections, paragraphs, clauses or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.
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
16.   Entire Agreement.

      The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing approved by the Board of Directors of NRC and signed by the parties hereto, and this Agreement supersedes all prior understandings and agreements relating to employment of the Employee by NRC. The parties acknowledge that any prior oral or written agreements between NRC and the Employee, if any, are hereby terminated. The parties acknowledge that the Employee and NRC have also entered into a separate Purchase Agreement and Non-Competition Agreement which shall be in addition to and not in lieu of the provisions of this Agreement.


      IN WITNESS WHEREOF, CSSi and NRC have caused this Agreement to be executed by their duly authorized officers and the Employee has hereunto set his hand as of the date first above written.

                        COMMUNICATIONS & SYSTEM SPECIALISTS, INC.


                        By:     D. Bruce McIndoe
                           ----------------------------
                           D. Bruce McIndoe, President


                        NICHOLS RESEARCH CORPORATION


                        By:     Michael Mruz
                           ----------------------------
                           Micheal Mruz, President


                                D. Bruce McIndoe
                        --------------------------------
                        D. Bruce McIndoe, Employee